Exhibit 32.2

Certification by the Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, Chenyang Wang, Acting Chief Financial Officer of Greenland Technologies Holding Corporation (the “Company”), hereby certify to my knowledge that:

The annual report on Form 10-K for the fiscal year ended December 31, 2025 of the Company fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 23, 2026

/s/ Chenyang Wang
Chenyang Wang
Acting Chief Financial Officer (Principal Financial Officer)